Exhibit 5.3

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

July 30, 2018

Deutsche Bank AG

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 on July 30, 2018 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i) the Bank’s Global Notes, Series A (the “Senior Notes”), to be issued from time to time pursuant to the senior indenture, dated as of November 22, 2006 (as supplemented by the First Supplemental Senior Indenture dated as of March 7, 2014, the Second Supplemental Senior Indenture dated as of January 1, 2015, the Third Supplemental Senior Indenture dated as of January 1, 2016, the Fourth Supplemental Senior Indenture dated as of March 15, 2016 and the Fifth Supplemental Senior Indenture dated as of July 21, 2018, the “Senior Indenture”), among the Bank, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, (ii) the Bank’s Senior Debt Funding Notes (the “Senior Debt Funding Notes”), to be issued from time to time pursuant to the Senior Debt Funding Indenture dated July 30, 2018 (the “Senior Debt Funding Indenture”) among the Bank, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar (iii) the Bank’s eligible liabilities senior notes (the “EL Senior Notes,” together with the Senior Notes and the Senior Debt Funding Notes, the “Notes”), to be issued from time to time pursuant to the Eligible Liability Senior Indenture, dated as of April 19, 2017 (as supplemented by the First Supplemental Eligible Liabilities Senior Indenture dated as of July 10, 2017 and the Second Supplemental Eligible Liabilities Senior Indenture dated as of July 21, 2018, the “Eligible Liabilities Senior Indenture,” together with the Senior Indenture and the Senior Debt Funding Indenture, the “Indentures”), among the Bank, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, and (iv) the Bank’s equity-linked (including equity index-linked) warrants (the “Warrants,” together with the Notes, the “Securities”) to be issued from time to time pursuant to the Warrant Agreement dated as of November 15, 2007 (as supplemented by the First Amendment to the Warrant Agreement dated as of January 1, 2015, the Second Amendment to the Warrant Agreement dated as of January 1, 2016 and the Third Amendment to the Warrant Agreement dated as of July 21, 2018, the “Warrant Agreement”), between the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent (the “Warrant Agent”).

We have been appointed by you as your special United States products counsel, and we have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Bank that we reviewed were and are accurate and (vii) all representations made by the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the specific terms of a particular series of Securities have been duly authorized and established in accordance with the applicable Indenture or Warrant Agreement; and such

Deutsche Bank AG	2	July 30, 2018

Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Indenture or Warrant Agreement, as applicable, and the relevant underwriting or other distribution agreement against payment therefor, such Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

We express no opinion relating to any provision of the EL Senior Notes relating to their ranking and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) to the extent it purports to be governed by the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure (as defined in the Securities) has been imposed on the Bank.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Securities, (i) pursuant to the authority granted by the Bank’s Management Board, duly authorized officers of the Bank shall have established the terms of the Securities and duly authorized the issuance, execution, sale and delivery of the Securities, in each case as a matter of German law, and such authorization shall not have been modified or rescinded; (ii) the Bank is, and will remain, validly existing as a stock corporation in good standing under the laws of the Federal Republic of Germany; (iii) the Registration Statement has become effective and the effectiveness of the Registration Statement shall not have been terminated or rescinded; (iv) the Indentures, the Warrant Agreement and the Securities have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Bank); (v) the Securities will be executed in substantially the form reviewed by us, (vi) the execution and delivery by each such party to each document to which it is a party, and the performance by each such party of all of its obligations under each document to which it is a party, (x) do not contravene, or constitute a default under, the articles or certificate of incorporation or bylaws or other constitutive documents of such party, (y) require no action by or in respect of, or filing with, any governmental body, agency or official and (z) do not and will not contravene, or constitute a default under, any provision of applicable law or public policy or regulation (other than any such law or regulation of the State of New York), or any agreement, judgment, injunction, order, decree or other instrument binding on any such party; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Bank with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Bank, or any restriction imposed by any court or other governmental body, agency or official having jurisdiction over the Bank.

In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the Securities were entered by a New York court, such court would enter the judgment in the foreign currency. In addition, we express no opinion as to any provision in any Indenture or the Warrant Agreement that (i) subjects the Bank to any claim for deficiency resulting from a judgment being rendered in a currency other than the currency called for in such Indenture or the Warrant Agreement, as applicable, or (ii) purports to constitute a waiver by the Bank of any right to pay any amount under such Indenture or the Warrant Agreement, as applicable, in a currency other than that in which such amount is expressed to be payable.

We express no opinion as to provisions in the Indentures and the Warrant Agreement which purport to constitute waivers of objections to venue, or claims that a particular jurisdiction is an inconvenient forum.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion and the opinions expressed in the paragraphs quoted below involve matters governed by German law, we have relied, without independent inquiry or investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated July 30, 2018, attached as Exhibit A hereto.

Deutsche Bank AG	3	July 30, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Bank with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the notes offered by this pricing supplement have been executed and issued by the Bank and authenticated by the authenticating agent, acting on behalf of the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest.] This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated July 30, 2018, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and the authentication of the notes by the authenticating agent and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 30, 2018, which has been filed as an exhibit to the Registration Statement referred to above. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of notes denominated in a foreign currency.]”

Deutsche Bank AG	4	July 30, 2018

If a pricing supplement relating to the offer and sale of any particular Warrant or Warrants is prepared and filed by the Bank with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the warrants offered by this pricing supplement have been executed and issued by the Bank and authenticated by the warrant agent pursuant to the Warrant Agreement, and delivered against payment as contemplated herein, such warrants will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated July 30, 2018, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the Warrant Agreement and its authentication of the warrants and the validity, binding nature and enforceability of the Warrant Agreement with respect to the warrant agent, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 30, 2018, which has been filed as an exhibit to the Registration Statement referred to above. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of warrants denominated in a foreign currency.]”

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Exhibit A

[Letterhead of Deutsche Bank AG]

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

July 30, 2018

Deutsche Bank AG Global Notes, Series A, Senior Debt Funding Notes, Eligible Liabilities Senior Notes and Warrants

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”), we have advised the Bank as to matters of German law in connection with the proposed issuance, offering and sale by the Bank from time to time of (i) its senior, unsecured Global Notes, Series A (the “Senior Notes”), to be issued under the Senior Indenture, dated as of November 22, 2006 (as supplemented by the First Supplemental Senior Indenture dated as of March 7, 2014, the Second Supplemental Senior Indenture dated as of January 1, 2015, the Third Supplemental Senior Indenture dated as of January 1, 2016, the Fourth Supplemental Senior Indenture dated as of March 15, 2016 and the Fifth Supplemental Indenture dated as of July 21, 2018, the “Senior Indenture”), among the Bank, as issuer, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, (ii) its Senior Debt Funding Notes (the “Senior Debt Funding Notes”) to be issued under the Senior Debt Funding Indenture, dated as of July 30, 2018 (the “Senior Debt Funding Indenture”), among the Bank, as issuer, Delaware Trust Company, as trustee (the “Funding Indenture Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, (iii) its eligible liabilities senior notes (the “EL Senior Notes”), to be issued from time to time under the Eligible Liability Senior Indenture, dated as of April 19, 2017 (as supplemented by the First Supplemental Eligible Liabilities Senior Indenture dated as of July 10, 2017, the Second Supplemental Eligible Liabilities Senior Indenture dated as of July 21, 2018, the “Eligible Liabilities Senior Indenture”), among the Bank, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar and (iv) its warrants (the “Warrants,” together with the Senior Notes, the EL Senior Notes and the Senior Debt Funding Notes, the “Securities”), to be issued under the Warrant Agreement, dated as of November 15, 2007 (as supplemented by the First Amendment to the Warrant Agreement dated as of January 1, 2015, the Second Amendment to the Warrant Agreement dated as of January 1, 2016 and the Third Amendment to the Warrant Agreement dated as of July 21, 2018, the “Warrant Agreement”), between the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent, pursuant to a Registration Statement on Form F-3 to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or around July 30, 2018 (the “Registration Statement”), registering the offer and sale of the Securities.

The Senior Indenture, the Eligible Liabilities Senior Indenture and the Senior Debt Funding Indenture (together, the “Indentures”), the Warrant Agreement and the Securities are referred to herein as the “Transaction Documents.”

This opinion is confined to and given on the basis of German law as it exists at the date hereof. We have made no investigation of the laws of New York or of any other jurisdiction as a basis for this opinion and do not express or imply any opinion thereon. We have assumed that there is nothing in such laws which affect this opinion.

For the purpose of this opinion we have examined the following documents:

(a)	a draft of the Registration Statement;

(b)	the Articles of Association (Satzung) of the Bank as currently in force;

(c)	a scanned copy of the executed Senior Indenture;

(d)	a scanned copy of the executed Senior Debt Funding Indenture;

(e)	a scanned copy of the executed Eligible Liabilities Senior Indenture;

(f)	a scanned copy of the executed Warrant Agreement;

(g)	the form of Senior Notes, the form of fixed rate Senior Notes and the form of floating rate Senior Notes;

(h)	the form of fixed rate Senior Debt Funding Notes and the form of floating rate Senior Debt Funding Notes;

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(i)	the form of fixed rate EL Senior Notes and the form of floating rate EL Senior Notes;

(j)	the form of put Warrants and the form of call Warrants;

(k)	a scanned copy of the power of attorney issued on behalf of the Bank by Christian Sewing and James von Moltke, members of the Management Board (Vorstand) of the Bank, on July 17, 2018 (the “Power of Attorney”); and

(l)	such other documents as we have deemed necessary to enable us to give this opinion.

We have relied, as to matters of fact, on certificates of the responsible officers of the Bank and public officials. We have assumed that:

(i)	the Registration Statement will be executed and filed in the form of the draft reviewed by us;

(ii)	the Transaction Documents are within the capacity and power of, and have been validly authorized, executed and delivered by, the parties thereto other than the Bank and that there has been no breach of any of the terms thereof;

(iii)	the Transaction Documents are valid, binding and enforceable under the laws of New York (by which they are expressed to be governed, except with respect to the provisions in the Eligible Liabilities Senior Indenture and the EL Senior Notes relating to the ranking of the EL Senior Notes and their status under Section 46f(5) and (6) sentence 1 of the German Banking Act (Kreditwesengesetz), which are expressed to be governed by the laws of Germany (the “German Law Provisions”)), except that no such assumption is made as to (x) the authorization, execution and delivery of any such agreement or instrument by the Bank and (y) the German Law Provisions;

(iv)	the Securities will have been offered and sold as contemplated by the Registration Statement;

(v)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals; and

(vi)	the Indentures, the Warrant Agreement and the Power of Attorney have not subsequently been amended, supplemented or terminated.

Based upon the foregoing we are of the opinion that:

(1)	the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has the corporate power to, and has taken all necessary corporate action to, execute, deliver and file the Registration Statement;

(2)	the Bank has corporate power and capacity to execute and deliver the Transaction Documents and to perform its obligations thereunder;

(3)	the execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Bank;

(4)	each of the Indentures and the Warrant Agreement has been validly executed on behalf of the Bank;

(5)	each of the Indentures and the Warrant Agreement constitutes a valid and binding agreement of the Bank, which, with respect to Securities incurred through a branch office of the Bank, is to be performed through such branch office;

(6)	the forms of Senior Notes, the forms of EL Senior Notes, the forms of Senior Debt Funding Notes and the forms of Warrants have been duly authorized and established by the Bank;

(7)	the terms of a particular issuance of Securities will be, when established by an Issuer Order executed by two persons named as attorneys-in-fact of the Bank in the Power of Attorney, duly authorized by the Bank;

(8)	when Securities of a particular issuance have been executed by two persons named as attorneys-in-fact of the Bank in the Power of Attorney, they will have been validly executed on behalf of the Bank;

(9)	when the terms of the Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture or the Warrant Agreement so as not to violate New York law or German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Securities have been duly executed and delivered by the Bank and authenticated in accordance with the applicable Indenture or the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Securities will constitute valid and binding obligations of the Bank, which, if incurred through a branch office of the Bank, are to be performed through such branch office; and

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(10)	the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of New York as governing the Indentures, the Warrant Agreement and the Securities, except for the German Law Provisions thereof, and therefore, with respect to the ranking of the Securities in an insolvency proceeding affecting, or resolution measures involving, the Bank, such courts would observe and give effect to German law.

This opinion is subject to the following qualifications:

(A)	Enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors;

(B)	Enforcement of any agreement, instrument or document may be limited by any resolution measures exercised by the competent resolution authority under the relevant resolution laws and regulations applicable to the Bank; the resolution authority may convert to equity or reduce the principal amount of liabilities, transfer assets, rights and liabilities and take other resolution measures which relate to or affect the rights of creditors.

(C)	Pursuant to Section 46f(5)-(9) of the German Banking Act (Kreditwesengesetz), obligations of the Bank under instruments of indebtedness issued by it that constitute “debt instruments” (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the Germany Banking Act (including the senior non-preferred obligations under any debt instruments that were issued by the Bank before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) will rank, in an insolvency proceeding affecting, or resolution measures involving, the Bank, junior to all other outstanding unsecured unsubordinated obligations of the Bank but in priority to any further subordinated liabilities of the Bank (whether by operation of law or contractually).

(D)	Enforcement of rights may be limited by statutes of limitation or lapse of time.

(E)	Courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany.

(F)	Any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language.

(G)	We do not express an opinion as to any rights and obligations the Bank may have or appears to have against itself.

We are furnishing this opinion solely for your benefit, except that Davis Polk & Wardwell LLP and the Funding Indenture Trustee may rely upon it, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

This opinion shall be governed by and construed in accordance with the laws of Germany.

Very truly yours,

/s/ Mathias Otto	/s/ Volker Butzke

Dr. Mathias Otto General Counsel of Infrastructure and Regulatory Advice of Deutsche Bank AG	Volker Butzke Associate General Counsel of Deutsche Bank AG